UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 3, 2012

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

VW Credit Leasing, Ltd.

Volkswagen Auto Loan Enhanced Trust 2012-2

(Exact Names of Depositor/Co-Registrant/Issuing Entity as Specified in their Charters)

333-160515 333-160515-08	Delaware	11-3650483 46-6257570
(Commission File Numbers)	(State or Other Jurisdiction of Incorporation)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, VA		20171
(Address of Principal Executive Offices)		(Zip Code)

(703) 364-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K re: transaction documents and

underwriting agreement

Item 8.01. Other Events.

The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 0.23000% Auto Loan Asset Backed Notes, Class A-2 0.33% Auto Loan Asset Backed Notes, Class A-3 0.46% Auto Loan Asset Backed Notes and Class A-4 0.66% Auto Loan Asset Backed Notes (the “Notes”) by Volkswagen Auto Loan Enhanced Trust 2012-2 described in the Final Prospectus Supplement dated October 3, 2012. It is anticipated that the Notes will be issued on October 11, 2012.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
1.1	Underwriting Agreement, dated as of October 3, 2012, among Volkswagen Auto Lease/Loan Underwritten Funding, LLC (“VALU Funding”), VW Credit, Inc. (“VCI”) and Credit Suisse Securities (USA) LLC, as Representative of the Several Underwriters.

4.1	Indenture, to be dated as of October 11, 2012, between Volkswagen Auto Loan Enhanced Trust 2012-2 (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, to be dated as of October 11, 2012, between VCI and VALU Funding.

10.2	Sale and Servicing Agreement, to be dated as of October 11, 2012, among the Issuer, VALU Funding, VCI and the Indenture Trustee.

10.3	Administration Agreement, to be dated as of October 11, 2012, among the Issuer, VCI as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, to be dated as of October 11, 2012, between VALU Funding and Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for the Issuer.

Form 8-K re: transaction documents and

underwriting agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2012-2

By: VW Credit, Inc., as Servicer

	By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

	By:	/s/ Lawrence S. Tolep
	Name:	Lawrence S. Tolep
	Title:	Assistant Treasurer

Form 8-K re: transaction documents and

underwriting agreement